EXHIBIT 99.2

Sonus Networks, Inc.

Supplementary Financial and Operational Data

GAAP	FY12			FY11
$(000s)	Sonus	NET (1)	Consol.	Sonus	NET	Consol.
Revenue
Product	140,451	12,875	153,326	154,373		154,373
Services	96,563	4,245	100,808	105,323		105,323
Total Revenue	237,014	17,120	254,134	259,696		259,696

SBC Revenue
Product	62,110	5,531	67,641	37,866		37,866
SBC as % Total Product Revenue	44%	43%	44%	25%		25%
Services	19,415	531	19,946	14,110		14,110
SBC Revenue	81,525	6,062	87,587	51,976		51,976
SBC as % Total Revenue	34%	35%	34%	20%		20%

Revenue by Geography
Domestic	161,093	11,334	172,427	157,055		157,055
International	75,921	5,786	81,707	102,641		102,641
Total Revenue	237,014	17,120	254,134	259,696		259,696

%	Sonus	NET (1)	Consol.	Sonus	NET	Consol.
Revenue
Product	59%	75%	60%	59%		59%
Services	41%	25%	40%	41%		41%

SBC Revenue
Product	76%	91%	77%	73%		73%
Services	24%	9%	23%	27%		27%

Revenue by Geography
Domestic	68%	66%	68%	60%		60%
International	32%	34%	32%	40%		40%

Operating Stats	Sonus	NET (1)	Consol.	Sonus	NET	Consol.
10% Customers
Number of 10% customers			1	2		2
Name of 10% customers			AT&T	BTC		BTC
				AT&T		AT&T

Top 5 Customers as % of Revenue			48%	43%		43%

Number of New Customers	29	201	230	21		21
Number of New with SBC Content	29	151	180	20		20

(1) FY12 NET reflects a partial period from 08/24/2012, the date of the transaction close, through the end of the year, 12/31/2012.

Sonus Networks, Inc.

Supplementary Financial and Operational Data

GAAP	Q412			Q312			Q212	Q112	Q411	Q311	Q211	Q111
$(000s)	Sonus	NET	Consol.	Sonus	NET (1)	Consol.
Revenue
Product	38,796	7,013	45,809	27,658	5,862	33,520	32,586	41,411	47,082	41,892	29,446	35,953
Services	26,398	2,929	29,327	22,213	1,316	23,529	25,024	22,928	27,190	24,461	22,326	31,346
Total Revenue	65,194	9,942	75,136	49,871	7,178	57,049	57,610	64,339	74,272	66,353	51,772	67,299

SBC Revenue
Product	16,880	3,693	20,573	18,556	1,838	20,394	13,523	13,151	17,466	10,398	7,671	2,332
SBC as % Total Product Revenue	44%	53%	45%	67%	31%	61%	41%	32%	37%	25%	26%	6%
Services	5,078	439	5,517	4,959	92	5,051	5,566	3,812	5,009	3,466	3,145	2,490
SBC Revenue	21,958	4,132	26,090	23,515	1,930	25,445	19,089	16,963	22,475	13,864	10,816	4,822
SBC as % Total Revenue	34%	42%	35%	47%	27%	45%	33%	26%	30%	21%	21%	7%

Revenue by Geography
Domestic	31,912	6,316	38,228	38,680	5,018	43,698	42,082	48,419	50,070	42,211	40,440	24,334
International	33,282	3,626	36,908	11,191	2,160	13,351	15,528	15,920	24,202	24,142	11,332	42,965
Total Revenue	65,194	9,942	75,136	49,871	7,178	57,049	57,610	64,339	74,272	66,353	51,772	67,299

%	Sonus	NET	Consol.	Sonus	NET (1)	Consol.	Q212	Q112	Q411	Q311	Q211	Q111
Revenue
Product	60%	71%	61%	55%	82%	59%	57%	64%	63%	63%	57%	53%
Services	40%	29%	39%	45%	18%	41%	43%	36%	37%	37%	43%	47%

SBC Revenue
Product	77%	89%	79%	79%	95%	80%	71%	78%	78%	75%	71%	48%
Services	23%	11%	21%	21%	5%	20%	29%	22%	22%	25%	29%	52%

Revenue by Geography
Domestic	49%	64%	51%	78%	70%	76.0%	73%	75%	67%	64%	78%	36%
International	51%	36%	49%	22%	30%	24.0%	27%	25%	33%	36%	22%	64%

Operating Stats	Sonus	NET	Consol.	Sonus	NET (1)	Consol.	Q212	Q112	Q411	Q311	Q211	Q111
10% Customers
Number of 10% customers			1			1	1	3	3	1	2	1
Name of 10% customers			SoftBank			Level 3	AT&T	AT&T	CenturyLink	AT&T	AT&T	BAH Tel
								Verizon	SoftBank		CenturyLink
								SoftBank	Verizon

Top 5 Customers as % of Revenue			45%			41%	54%	66%	55%	52%	46%	72%

Number of Total Customers	132	372	504	132	271	403	123	117	115	107	98	103

Number of New Customers	8	172	180	11	29	40	6	4	12	8	0	1
Number of New with SBC Content	8	122	130	11	29	40	6	4	11	8	0	1

(1) Q312 NET reflects a partial period from 08/24/2012, the date of the transaction close, through the end of the third quarter, 09/28/2012.